Unaudited Pro Forma Condensed
Statement of Operations
For the year ended December 31, 2000

(Amounts in Thousands Except for Per Share Data)	Perma-Fix	M&EC	Adjustments		Pro Forma

Revenues	$ 59,139	$ 906	$		$ 60,045
Cost of Goods Sold	40,910	559			41,469

Gross Profit	18,229	347			18,576
Selling, General and Administrative	12,765	1,291			14,056
Depreciation and Amortization	3,651	452	903	(a),(b)	5,006

Income (Loss) from Operations	1,813	(1,396)	(903)		(486)
Other Income (Expense):
Interest Income	41	-			41
Interest Expense	(2,657)	(175)	168	(c)	(2,664)
Other Income (Expense)	247	119			366

Net Income (Loss)	(556)	(1,452)	(735)		(2,743)
Preferred Stock Dividends	(206)	(349)	349	(d)	(206)

Net Income (Loss) Applicable to Common Stock	$ (762)	$ (1,801)	$ (386)		$ (2,949)

Basic and Diluted Net Loss per Common Share	$ (0.04)				$ (0.13)

Weighted Average Number of Common Shares Outstanding	21,558		1,944	(e)	23,502

Unaudited Pro Forma Condensed
Statement of Operations
For the six months ended June 30, 2001

(Amounts in Thousands Except for Per Share Data)	Perma-Fix	M&EC	Adjustments		Pro Forma

Revenues	$ 36,552	$ 167	$		$ 36,719
Cost of Goods Sold	26,257	127			26,384

Gross Profit	10,295	40			10,335
Selling, General and Administrative	6,905	215			7,120
Depreciation and Amortization	2,032	130	451	(a),(b)	2,613

Income (Loss) from Operations	1,358	(305)	(451)		602
Other Income (Expense):
Interest Income	16	--			16
Interest Expense	(2,592)	(33)	29	(c)	(2,596)
Other Income (Expense)	(18)	--			(18)

Net Loss	(1,236)	(338)	(422)		(1,996)
Preferred Stock Dividends	(82)	(1,974)	1,942	(d)	(114)

Net Loss Applicable to Common Stock	$ (1,318)	$ (2,312)	$ 1,520		$ (2,110)

Basic and Diluted Net Loss per Common Share	$ (0.06)				$ (0.09)

Weighted Average Number of Common Shares Outstanding	22,711		1,944	(e)	24,655

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Basis of Presentation

The unaudited pro forma statements of operations combine the historical consolidated statements of operations of Perma-Fix Environmental Services, Inc. for the year ended December 31, 2000, and the six months ended June 30, 2001, with the historical statements of income for East Tennessee Materials & Energy Corp. ("M&EC") for the year ended December 31, 2000, and the six months ended June 30, 2001. The pro forma balance sheet has been omitted as the amounts are included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

The unaudited pro forma financial statements exclude the effect of any operating income improvements which may be achieved upon combining the resources of the companies and exclude costs associated with the integration and consolidation of the companies.

Note 2 - Pro Forma Adjustments

Perma-Fix Environmental Services, Inc. acquired M&EC on June 25, 2001, in a transaction accounted for as a purchase. The pro forma adjustments consist of the following:

(a)	The excess of the purchase price over the net assets acquired of approximately $9,149,000 was assigned to permits in accordance with purchase accounting. Amortization expense for acquired permits with an estimated useful life of ten years was recorded in the annual amount of $915,000.
(b)	Amortization expense for goodwill on M&EC's statements in the annual amount of $12,000 is reversed as this asset was not recorded in accordance with purchase accounting.
(c)	Reduce interest expense to reflect elimination of notes payable settled upon acquisition.
(d)	Preferred Stock dividends for Series A were eliminated pursuant to the conversion of Series A to Common Stock prior to acquisition. Recorded Preferred Stock dividends for the six months ended June 30, 2001 on the Preferred Stock Series B issued at closing. Dividends accrue at an annual rate of 5% beginning one year after acquisition.
(e)	Adjusted weighted average shares for the1,944,242 shares of Common Stock issued at closing for consideration and extinguishment of certain debt of M&EC.

Note 3 - Federal Income Tax Consequences of the Merger

The unaudited pro forma financial statements assume that the merger qualifies as a taxable transaction for federal income tax purposes.